American Safety Insurance Group, Ltd. Reports

First Quarter 2003 Results

Hamilton, Bermuda, May 7, 2003 -- American Safety Insurance Group, Ltd. (NYSE: ASI) today announced results for the first quarter ended March 31, 2003.

Net premiums earned for the first quarter of 2003 increased 53% to $21.3 million over the same quarter of 2002. This increase is attributable to increases in the Company’s core environmental, excess and surplus, and program business net premiums earned. Total revenues for the first quarter of 2003 decreased 18% to $28.3 million compared to the same quarter of 2002 as a result of lower real estate revenues from the development of the Harbour Village Golf & Yacht Club in Ponce Inlet, Florida. Real estate revenues decreased to $5.4 million in the first quarter of 2003 as compared to $19.0 million during the first quarter of 2002 as a result of fewer condominium unit closings at Harbour Village. Net profit for the first quarter of 2003 was $1.2 million or $0.25 per diluted share, as compared with net profit of $2.0 million or $0.42 per diluted share for the first quarter of 2002. The decrease was attributable to a net loss of $457,000 from real estate operations due to a reduced number of condominium unit closings at Harbour Village.

The Company’s net earnings are detailed as follows (in thousands):

                                                     Quarter Ended                 Quarter Ended
                                                    March 31, 2003                 March 31, 2002

              Insurance Operations                      $  1,623                       $   604
              Real Estate Operations                        (457)                        1,463
              Other                                           54                           (22)
              Net Earnings                              $  1,220                       $ 2,045

The Company’s book value per share at March 31, 2003 increased 3% to $13.51 from $13.18 at December 31, 2002. This increase in per share book value is primarily attributable to the Company’s profit for the quarter. Commenting on the results, Stephen R. Crim, President and Chief Executive Officer of American Safety Insurance Group, Ltd., said, “We are extremely pleased with the continued growth and profitability from our core insurance business lines. Gross written premiums were $45 million for the first quarter of 2003, which is a 17% increase over the same quarter of 2002. This growth was fueled by premium and rate increases in our core environmental and excess and surplus lines of business. The loss ratio for the first quarter of 2003 was 57% as compared to 65% for the same period in 2002. The continued favorable pricing and profitability trends also resulted in a significant improvement in net earnings from our insurance operations, which increased by 169% over the first quarter of 2002. We expect insurance rates in our core lines of business to increase during 2003, which should result in sustained underwriting profits for the balance of the year. At Harbour Village, we began closing units in Phase 2 in April, and expect the project to return to profitability during the second quarter of 2003.”

The Company previously reported that one of its former reinsurers, Berkley Insurance Company, has disputed its obligations under several reinsurance treaties. In April 2002, the Company demanded arbitration against the reinsurer to collect the amounts owed. The arbitration panel has scheduled a hearing later this month.

A conference call to discuss first quarter of 2003 results is scheduled for Thursday, May 8, at 11:00 a.m. (Eastern Time), which will be broadcast through the Investor Broadcast Network’s Vcall website at http://www.vcall.com or the Company’s website at http://www.americansafetyinsurance.com. A replay will be available on the Company’s website. American Safety Insurance Group, Ltd. is a specialty insurance holding company, which, through its subsidiaries, develops, underwrites, manages and markets primary casualty insurance and reinsurance programs in the alternative insurance market for environmental risks and other specialty risks. The Company is also the owner/developer of the Harbour Village Golf & Yacht Club, a residential condominium, marina, par 3 golf course and beach club development in Ponce Inlet, Florida. Additional information about American Safety can be found at “http://www.americansafetyinsurance.com”.

This press release contains forward-looking statements, including the Company’s outlook for 2003. These forward-looking statements reflect the Company’s current views with respect to future events and financial performance, including future insurance claims and losses, and the Company’s expectations with respect to the outcome of the Principal Management acquisition rescission litigation, the arbitration of the Berkley reinsurance recoverables dispute, and the future profitability and the value of the Harbour Village real estate development project. Forward-looking statements involve risks and uncertainties which may cause actual results to differ materially, and are subject to change based on various factors, including competitive conditions in the insurance industry, levels of new and renewal insurance business, unpredictable developments in loss trends, adequacy and changes in loss reserves, timing or collectibility of reinsurance recoverables, market acceptance of new coverages and enhancements, changes in reinsurance costs and availability, potential adverse decisions in court and arbitration proceedings, and changes in levels of general business activity and economic conditions. With respect to the development of the Harbour Village project, such forward looking statements involve risks and uncertainties which may cause actual results to differ materially, and are subject to change based on various real estate development industry factors, including competitive housing conditions in the local market area, risks inherent in real estate development and new construction, increases in construction costs, construction delays, weather, zoning, litigation, changes in interest rates and the availability of mortgage financing for prospective purchasers of condominium units and boat slips, and changes in local and national levels of general business activity and economic conditions. For additional factors, which could influence the results of the Company’s operating and financial performance, see the Company’s filings with the Securities and Exchange Commission.

                                                                                    Contact:  Fred J. Pinckney
                                                                            Investor Relations/General Counsel
                                                                                                (770) 916-1908

                              AMERICAN SAFETY INSURANCE GROUP, LTD. AND SUBSIDIARIES
                                         Financial and Operating Highlights

                                                                           Three Months Ended
                                                                               March 31,

                                                                    2003                       2002

INCOME STATEMENT DATA:

Revenues:
  Direct and assumed premiums earned                        $  40,471,438                 $  34,093,798

  Ceded premiums earned                                       (19,179,918)                  (20,216,831)
     Net premiums earned                                       21,291,520                    13,876,967

  Net investment income                                         1,114,415                       975,557
  Management fees from related party                              277,903                       417,427
  Net realized gains                                              150,715                        82,247
  Real estate income                                            5,429,847                    19,038,740

  Other income                                                     14,394                       116,933
     Total revenues                                          $ 28,278,794                  $ 34,507,871

Expenses:                                                                                   $ 8,969,141
  Losses and loss adjustment expenses                        $ 12,094,062
  Acquisition expenses                                          4,156,986                     2,376,027
  Payroll and related expenses                                  2,221,912                     2,101,748
  Real estate expenses                                          6,161,641                    16,695,328
  Other expenses                                                2,345,756                     1,135,589

  Expense due to rescission                                        83,559                       210,748
     Total expenses                                            27,063,916                    31,488,581
     Earnings before income taxes                               1,214,878                     3,019,290
Income taxes (benefit)                                             (5,475)                      973,759
  Net earnings (benefit)                                     $  1,220,353                   $ 2,045,531

Net earnings (loss) per share:
  Basic                                                       $      0.26                    $     0.43
                                                              ===========                    ==========
  Diluted                                                     $      0.25                    $     0.42
                                                              ===========                    ==========

Average number of shares outstanding:
  Basic                                                         4,739,888                     4,704,505
                                                              ===========                    ==========
  Diluted                                                       4,796,772                     4,863,370
                                                              ===========                    ==========

GAAP combined ratio                                                 85.4%                          86.5%
                                                              ===========                    ==========

                                                             March 31, 2003             December 31, 2002
BALANCE SHEET DATA
Total investments excluding real estate                     $ 121,097,234                 $ 104,416,529
Total assets                                                  403,361,450                   365,407,338
Unpaid losses and loss adjustment expenses                    175,759,657                   160,628,579
Total liabilities                                             339,340,487                   302,955,489
Total shareholders' equity                                     64,020,963                    62,451,849

Book value per share                                         $      13.51                 $       13.18
                                                              ===========                    ==========

                                                                            Harbour Village Development Status
                                                                          (000)s except references to Condo Units

                                                                 Phase 1                               Phase 2                 Phase 3
                                                                       Townhouses                 The            The
                                                  Marina           Oak                           Links          Links        Fisherman's        Total
                                                  Condos         Hammock       Riverwalk         North          South          Harbour         Condos        Boat Slips          Total

                  3/31/2003

Planned Number of Condo Units and Boat Slips                                                                                  (Note 3)
                                                 248            18             28              188            188                             670             142              812
Condo Units and Boat Slips under Contract        248            15             26              173            144                             606             142              748
Value of Pre-sale Contracts (Note 1)          62,892         6,696         10,085           43,548         39,018                         162,239          13,073          175,312
Number of Closed Units                           248             9             15                -              -                -            272             128              400
Number of Buildings                                8             4              6                4              4                1             27               -               27
Number of Buildings Complete by Task
  Building Foundation                              8             4              6                4              4                -
  Vertical Building Completed                      8             4              6                4              1                -
  Interior Finish Completed                        8             4              5                2              -                -
  Certificate of Occupancy Received                8             4              5                -              -                -

             Actual 3/31/2003 YTD

Units Closed                                       -             6              4                -                                             10               7               17

Revenue Recognized                               194         2,713          1,662                -                                          4,569             796            5,365
Other Revenue                                                                                                                                                                   65

  Total Revenue                                                                                                                                                              5,430

Gross Profit (Loss) Recognized                     7           (18)           (55)               -                                            (66)            359              293

Other Expense (Income) Items (Note 2)                                                                                                                                        1,025
Pre-Tax Profit (Loss)                                                                                                                                                         (732)

       Outlook For 2nd Quarter of 2003

Units Closed                                       -             4              4               55                                              63              5               68

Revenue Recognized                               157         1,661          1,592           12,873                                          16,283            621           16,904
Other Revenue                                                                                                                                                                   60

  Total Revenue                                                                                                                                                             16,964

Gross Profit Recognized                           19             -              -            1,538                                           1,557            264            1,821

Other Expense (Income) Items                                                                                                                                                 1,247
Pre-Tax Profit                                                                                                                                                                 574

Note 1 - No assurance can be given that purchasers under binding pre-sale contracts with deposits will close each contemplated transaction .

Note 2 - Other includes net brokerage commissions, advertising, promotion, and other general and administrative costs. These items are not allocated to specific buildings.

Note 3 - As a result of the settlement of material zoning litigation brought by the Town of Ponce Inlet, Florida, the Company, among other matters, will reduce the Fisherman’s Harbour building to a 2 story commercial center, rather than a mixed use building with 70 units.

The projected results contained above for unit closings, revenue, gross profit, fixed costs and pre-tax profit are forward looking statements. With respect to the Company’s development of the Harbour Village property, such forward looking statements involve risks and uncertainties which may cause actual results to differ materially, and are subject to change based on various real estate development industry factors, including competitive housing conditions in the local market area, risks inherent in real estate development and new construction, increases in construction costs, construction delays, weather, litigation, changes in interest rates and the availability of mortgage financing for prospective purchasers of condominium units and boat slips and changes in local and national levels of general business activity and economic conditions.